Form 3
Exhibit 99.2 - Footnote Disclosure

(1) Represents securities held directly by St. Paul Venture Capital VI, LLC, which is managed by St. Paul Venture Capital, Inc. St. Paul Venture Capital, Inc. has delegated to a four-member investment committee voting and investment power over the shares which it manages. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. and the board of directors of St. Paul Venture Capital VI, LLC, and owns a controlling interest of St. Paul Venture Capital
VI, LLC. The St. Paul Companies, Inc. owns a controlling interest of St. Paul Venture Capital, Inc. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(2) Represents securities held directly by Windamere, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere, LLC. St. Paul Venture Capital, Inc. has appointed a majority of the members of the board of directors of Windamere, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. The St. Paul Companies, Inc. owns a controlling interest of St. Paul Venture Capital, Inc. St. Paul Fire and Marine Insurance Company owns a controlling interest of Windamere, LLC. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(3) Each share of Series A, Series B and Series D Convertible Preferred Stock automatically converts into approximately
0.2857 shares of Common Stock upon the closing of the Issuer's initial public offering, and each share of Series C Convertible Preferred Stock automatically converts into approximately 0.4024 shares of Common Stock upon the closing of the Issuer's initial public offering. Each share of Series A, Series B, Series C and Series D Convertible Preferred Stock is also convertible at any time at the option of the holder.

(4) Represents securities held directly by St. Paul Venture
Capital Affiliates Fund I, LLC, which is managed by St. Paul Venture Capital, Inc. St. Paul Venture Capital, Inc. has delegated to a four-member investment committee voting and investment power over the shares which it manages. St. Paul
Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture
Capital, Inc. The St. Paul Companies, Inc. owns a controlling interest of St. Paul Venture Capital, Inc. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(5) Represents securities held directly by St. Paul Venture Capital IV, LLC, which is managed by St. Paul Venture Capital, Inc. St. Paul Venture Capital, Inc. has delegated to a four-member investment committee voting and investment power over the shares which it manages. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. and the board of directors of St. Paul Venture Capital IV, LLC, and owns a controlling interest of St. Paul Venture Capital IV, LLC. The St. Paul Companies, Inc. owns a controlling interest St. Paul Venture Capital, Inc. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities.
Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(6) Represents securities held directly by St. Paul Venture Capital V, LLC, which is managed by St. Paul Venture Capital, Inc. St. Paul Venture Capital, Inc. has delegated to a four-member investment committee voting and investment power over the shares which it manages. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. and the board of directors of St. Paul Venture Capital V, LLC, and owns a controlling interest of St. Paul Venture Capital V, LLC. The St. Paul Companies, Inc. owns a controlling interest St.
Paul Venture Capital, Inc. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St.
Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and
The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(7) Currently exercisable as to 70,368 shares of Series C Convertible Preferred Stock at an exercise price of $2.43, upon the closing of the Issuer's initial public offering, the Warrant will be exercisable as to 28,315 shares of Common Stock at an exercise price of $6.0386.

(8) Represents securities held directly by Fog City Fund, LLC. Voting and investment power over the shares are generally held by the managing member of Fog City Fund, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Fog City Fund, LLC. St. Paul
Venture Capital, Inc. has appointed a majority of the members of the board of directors of Fog City Fund, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The
St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc.
The St. Paul Companies, Inc. owns a controlling interest St.
Paul Venture Capital, Inc. St. Paul Fire and Marine Insurance Company owns a controlling interest of Fog City Fund, LLC.
Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section
16 or for any other purpose.

(9) Currently exercisable as to 41,152 shares of Series C Convertible Preferred Stock at an exercise price of $2.43, upon the closing of the Issuer's initial public offering, the Warrant will be exercisable as to 16,560 shares of Common Stock at an exercise price of $6.0386.

(10) Represents securities held directly by Windamere II, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere II, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere II, LLC. St. Paul Venture Capital, Inc. has appointed a majority of the members of the board of directors of Windamere II, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. The St.
Paul Companies, Inc. owns a controlling interest St. Paul Venture Capital, Inc. St. Paul Fire and Marine Insurance Company owns a controlling interest of Windamere II, LLC. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(11) Represents securities held directly by Windamere III, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere III, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere III, LLC. St. Paul Venture Capital, Inc. has appointed a majority of the members of the board of directors of Windamere III, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Companies, Inc., has appointed a majority of the members of the board of directors of St. Paul Venture Capital, Inc. The St. Paul Companies, Inc. owns a controlling interest St. Paul Venture Capital, Inc. St. Paul Fire and Marine Insurance Company owns a controlling interest of Windamere III, LLC. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of St. Paul Venture Capital, Inc., St. Paul Fire and Marine Insurance Company and The St. Paul Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section
16 or for any other purpose.